United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$203,478
Unrealized Gain (Loss) on Market Value of Futures	(71,102)
Dividend Income	66
Interest Income	27
Total Income (Loss)	$132,469

Expenses
General Partner Management Fees	$2,331
SEC & FINRA Registration Expense	560
Brokerage Commissions	265
Non-interested Directors' Fees and Expenses	60
NYMEX License Fee	58
Prepaid Insurance Expense	44
Other Expenses	9,688
Total Expenses	13,006
Expense Waiver	(9,385)
Net Expenses	$3,621
Net Income (Loss)	$128,848

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/14	$4,970,276
Net Income (Loss)	128,848

Net Asset Value End of Month	$5,099,124
Net Asset Value Per Share (150,000 Shares)	$33.99

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612